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                                                                    Exhibit 10.8


                      WASHINGTON GROUP INTERNATIONAL, INC.

              EQUITY AND PERFORMANCE INCENTIVE PLAN - CALIFORNIA

     1.    PURPOSE.  The purpose of the Equity and Performance Incentive Plan
- California (this "Plan") is to attract and retain directors, officers and key employees for Washington Group International, Inc. (the "Corporation") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

     2.    DEFINITIONS.  AS USED IN THIS PLAN:

            "Annual Meeting" means the annual meeting of stockholders of the Corporation.

            "Appreciation Right" means a right granted pursuant to Section 5 of this Plan.

            "Board" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee thereof).

            "Change in Control" shall have the meaning provided in Section 12 of this Plan.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Common Shares" means shares of common stock, par value $.01 per share, of the Corporation or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in
Section 11 of this Plan.

            "Covered Employee" means a Participant who is, or who the Board determines may eventually become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

            "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto) and shall also include the date on which a grant of Option Rights to a Non-Employee Director becomes effective pursuant to
Section 9 of this Plan.

            "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

            "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

            "Designated Subsidiary" means a Subsidiary that is (a) not a corporation or (b) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80% of the total combined voting power represented by all classes of stock issued by such corporation.




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            "Effective Date" means the effective date of the Plan of
Reorganization

            "Evidence of Award" means an agreement, certificate, resolution or other type of writing or other evidence approved by the Board which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Deferred Shares or other awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Corporation and, with the approval of the Board (or committee or subcommittee thereof delegated pursuant to Section 17 of this Plan), need not be signed by a representative of the Corporation or a Participant.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

            "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

            "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

            1.    earnings;

            2. earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);

            3.    share price;

            4.    total shareholder return;

            5.    return on invested capital, equity, or assets;

            6.    operating earnings;

            7.    sales growth;

            8.    productivity improvement;

            If the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business,


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or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

            "Market Value per Share" means, as of any particular date, the closing sale price per Common Share on the national securities exchange on which the Common Shares are then listed, the final reported bid sale price per Common Share on the principal national automated system which the Common Shares are then quoted or, if the Common Shares are not then listed or quoted, the fair market value of the Common Shares as determined by the Board.

            "Non-Employee Director" means a Director of the Corporation who is not an employee of the Corporation or any Subsidiary.

            "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

            "Option Price" means the purchase price payable on exercise of an Option Right.

            "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

            "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a resident of the State of California and an officer or other key employee of the Corporation or any one or more of its Subsidiaries, or has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who is a resident of the State of California and receives an award of Option Rights pursuant to Section 9 of this Plan; provided, however, that for purposes of Sections 4, 5, 7 and 8 of this Plan, Participant shall not include such Non-Employee Director.

            "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

            "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

            "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

            "Plan of Reorganization" means the Corporation's Second Amended Joint Plan of Reorganization, as modified, which was confirmed on December 21, 2001 pursuant to an order of the United States Bankruptcy Court for the District of Nevada in bankruptcy case 01-31-627, including such order and the related findings of fact and conclusions of law.


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            "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 4(i) or Section 9(a)(viii) of this Plan.

            "Restricted Shares" means Common Shares granted or sold pursuant to
Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

            "Retirement" means a termination of employment with the Corporation and its Subsidiaries at or after the attainment of (a) age 65, (b) age 55 with at least ten Years of Service, or (c) 30 Years of Service

            "Rule l6b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

            "Spread" means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

            "Subsidiary" means a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) that does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

            "Termination for Cause" means a termination of a Participant's employment following:

      (a) the determination by the Corporation or the Board that the Participant has ceased to perform his duties to the Corporation (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional or extended neglect of his duties to the Corporation, or

      (b) the Corporation's or Board's determination that the Participant has engaged in or is about to engage in conduct materially injurious to the Corporation, or


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      (c)   the Participant having been convicted of, or plead guilty or no contest to, a felony or the failure of the Participant to follow instruction of the Board or his direct superiors.

            "Voting Shares" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

            "Year of Service" means a year of service as defined pursuant to the Washington Group International, Inc. 401(k) Retirement Savings Plan (or any successor plan thereto) for vesting purposes.

      3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof,
(iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 50,000 shares plus any shares relating to awards that expire or are forfeited or cancelled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

            (b) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 50,000 shares. Further, no Participant shall be granted Option Rights for more than 3,500,000 Common Shares during any calendar year, subject to adjustments as provided in Section 11 of this Plan.

            (c) Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

            (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 200,000 Appreciation Rights, subject to adjustments as provided in Section 11 of this Plan.

            (e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 200,000 Restricted Shares or 200,000 Deferred Shares, subject to adjustments as provided in Section 11 of this Plan.

            (f) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $500,000.


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      4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

      (a) Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

      (b) Each grant shall specify an Option Price per share, which shall be set by the Board; provided, however, that such price shall be no less than the par value of a share of Common Stock, and in the case of Incentive Stock Options, such price shall be not less than the Market Value per share on the Date of the Grant.

      (c) Each such Option Right shall become exercisable as determined by the Board and set forth in the applicable Option Rights Agreement. Such Option rights shall become exercisable in full immediately in the event of a Change in Control. Each such Option Right granted under this Plan shall expire no later than ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided and as set forth in the applicable Option Rights Agreement.

      (d) Each such Incentive Stock Option shall terminate automatically and without further notice after the employee ceases to be an employee of the Company and its Subsidiaries for any reason other than as described in
Section 4(e) of this Plan; provided, however, that the employee shall have until the first to occur of (i) the stated expiration date of such Option Right or (ii) the 90th calendar day following the effective date of any such termination of employment to exercise Option Rights that had vested and become exercisable as of such effective date of termination of employment to exercise Incentive Stock Options that had vested and become exercisable as of such effective date of termination of employment.

      (e) In the event of the (i) death, (ii) disability or (iii) Retirement under a retirement plan of the company or one of its Subsidiaries at or after the earliest voluntary retirement age provided or in such retirement plan or retirement at any earlier age with consent of the Board, each of the then outstanding Incentive Stock Options of such holder may be exercised at any time within three years after such death, disability or retirement, but in no event after the expiration date of the term of such Incentive Stock Options.

      (f) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned for more than six months by the Optionee (or other consideration authorized pursuant to subsection (g) below) having a value at the time of exercise equal to the total Option Price or (iii) by a combination of such methods of payment.

      (g) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the


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Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights or (iii) the stated value of Performance Units surrendered.

      (h) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

      (i) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in paragraph (g) above. Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the per share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

      (j) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

      (k) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

      (l) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify or (iii) combinations of the foregoing.

      (m) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

      (n) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any related Appreciation Right authorized under
Section 5 of this Plan.


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      (o)   Each grant of Option Rights shall be evidenced by an Option
Rights Agreement, which shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

      (p) Each grant of Option Rights shall be subject to the provisions of
Section 19(g) of this Plan.

      5. APPRECIATION RIGHTS. The Board may also authorize the granting to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder at any time prior to the exercise or termination of such related Option Rights; provided, however, that an Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

      (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

      (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

      (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

      (d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

      (e) Each grant of Appreciation Rights shall be evidenced by an Evidence of Award that shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

      (f) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

      (g) Each grant of Appreciation Rights shall be subject to the provisions of Section 19(g) of this plan.


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      6.    RESTRICTED SHARES.  The Board may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

      (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

      (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

      (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event, for a period of not less than three years to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

      (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

      (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify with respect to such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

      (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

      (g) Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      (h) Each grant or sale of Restricted shares shall be subject to the provisions of Section 19(g) of this plan.


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      7.    DEFERRED SHARES.  The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

      (a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

      (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

      (c) Each such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant.

      (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

      (e) Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award containing such terms and provisions, consistent with this Plan, as the Board may approve.

      (f) Each grant or sale of Deferred Shares shall be subject to the provisions of Section 19(g) of this plan.

      8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

      (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee.

      (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than one year, except in the event of a Change in Control or other similar transaction or event, if the Board shall so determine) commencing with the Date of Grant (as shall be determined by the Board at the time of grant).


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      (c)   Any grant of Performance Shares or Performance Units shall specify Management Objectives that, if achieved, will result in payment or early payment of the award, and each grant may specify with respect to such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

      (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

      (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

      (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

      (g) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

      (h) Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award containing such other terms and provisions, consistent with this Plan, as the Board may approve.

      (i) Each grant of Performance Shares or Performance Units shall be subject to the provisions of Section 19(g) of this plan.

      9. AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

      (a) Each grant of Option Rights awarded pursuant to this Section 9 shall be evidenced by an Evidence of Award, and shall be subject to the following additional terms and conditions:



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                  (i)   Each grant shall specify the number of Common Shares to
                        which it pertains subject to the limitations set forth in Section 3 of this Plan.

                  (ii) Each grant shall specify an Option Price per share, which shall be set by the Board; provided, however, that such price shall be no less than the par value of a share of Common stock, and in the case of Incentive Stock Options, such price shall be not less than the Market Value per Share on the Date of Grant.

                  (iii) Each such Option Right shall become exercisable as
                        determined by the Board and set forth in the applicable Option Rights Agreement. Such Option Rights shall become exercisable in full immediately in the event of a Change in Control. Each such Option Right granted under this Plan shall expire no later than ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided and as set forth in the applicable Option Rights Agreement.

                  (iv) Any Option rights may provide that a Director who has completed a specified period of service on the Board or attained a specified age will be entitled to exercise any such Option Rights immediately in full at any time after any such termination until their stated expiration date.

                  (v) If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

                  (vi) Option Rights may be exercised by a Non-Employee Director only upon payment to the Corporation in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the optionee for more than six months, or in a combination of cash and such Common Shares.

                  (vii) Each grant may provide for the automatic grant of Reload
                        Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares. Reload Option Rights shall cover up to the number of Common Shares surrendered to the Corporation upon any such exercise in payment of the Option Price. Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the per share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were


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


                        granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

      (b) Each grant or sale of Restricted Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.

      10. TRANSFERABILITY. (a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, the Board in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

      (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

      11. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan and in the number of Option Rights to be granted automatically pursuant to
Section 9 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11.

      12. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:


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


      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either: (i) the then-outstanding Common Shares or (ii) the Voting Shares; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and
(iii) of Section 12(c) of this Plan; or

      (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; PROVIDED, FURTHER, that Finally Designated Members (as defined in the Plan of Reorganization) who replace Interim Members (as defined in the Plan of Reorganization) on the Board in accordance with the Plan of Reorganization and Bylaw 10(b) of the Corporation's Amended and Restated Bylaws shall be considered as though such Finally Designated Members were members of the Incumbent Board; or

      (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

      (d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      13. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

      14. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Corporation may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the execution of Option Rights. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

      15. PARTICIPATION BY EMPLOYEES OF DESIGNATED SUBSIDIARIES. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of "Board" and except in other cases where the context otherwise requires.

      16. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

      17. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof), consisting of not less than three Non-Employee Directors appointed by the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof).

      (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

      18. GOVERNING LAW. The Plan and all awards granted and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

      19. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

      (b) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances or settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      (c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

      (d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

      (e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

      (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

      (g) This Plan, the awarding and vesting of Appreciation Rights, Deferred Shares, Option Rights, Performance Shares, Performance Units or Restricted Shares under this Plan and the issuance and delivery of Common Shares and the payment of money under this Plan or under Appreciation Rights, Deferred Shares, Option Rights, Performance Shares, Performance Units or Restricted Shares awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations, including (without limitation) state and federal securities law and federal margin requirements and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and presentations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Appreciation Rights, Deferred Shares, Option rights, Performance shares, Performance Units and Restricted Shares awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      20. TERMINATION. No grant (other than an automatic grant of Reload Option Rights) shall be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.